SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549




                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                 Date of Report (Date of earliest event reported):
                                   June 13, 1996



                            Falcon Holding Group, L.P.
              (Exact name of registrant as specified in its charter)



                                    Delaware
                  (State or other jurisdiction of incorporation)



                33-60776                            95-4408577
        (Commission File Number)          (IRS Employer Identification No.)



    10900 Wilshire Boulevard, 15th Floor, Los Angeles, CA     90024
    (Address of principal executive offices)               (Zip Code)



                                  (310) 824-9990
                          (Registrant's Telephone Number)





         ITEM 5.   OTHER EVENTS.

              On June 13, 1996, the Board of Representatives of Falcon Holding Group, L.P. ("FHGLP"), which is the managing general partner of Falcon Cable Investors Group, L.P. ("FCIG"), which is itself the general partner of Falcon Cable Systems Com-pany, L.P. ("FCSC"), unanimously approved the acquisition of the assets of FCSC for approximately $247.40 million in cash (the "Acquisition"). The Acquisition will be made pursuant to a purchase right (the "Purchase Right") contained in the Agreement of Limited Partnership of FCSC (the "FCSC Part-nership Agreement"), which provides that FCIG may cause the sale of all or substantially all of FCSC's cable systems to FCIG or an affiliate for cash so long as the purchase price is equal to or greater than the appraised value of the cable systems being sold.

              The FCSC Partnership Agreement provides that the "ap-praised value" is determined by the average of three ap-praisal evaluations of the cable systems to be sold and pro-vides that one appraiser is selected by FCIG; one appraiser is selected by a majority vote of the independent members of FCSC's advisory committee; and one appraiser is selected by the two appraisers already so chosen. In accordance with this process, the appraisers were selected earlier this year. The three appraisers are, respectively, Malarkey-Taylor As-sociates, Inc., Kane-Reece Associates, Inc., and Waller Capi-tal Corporation (the "Appraisers").

              On March 11, 1996, each of the Appraisers delivered sum-maries of the results of their appraisals which were filed as Exhibits 1, 2 and 3, respectively, to FCSC's Current Report on Form 8-K/A dated March 11, 1996 (File No. 01-9322), and are incorporated herein by reference. The full report of each Appraiser (together with the previously filed summaries, the "Appraisals") was subsequently delivered, and each was filed as an exhibit to FCSC's Current Report on Form 8-K dated June 13, 1996 (the "June 13 FCSC Report"), and are in-corporated herein by reference. Based upon the Appraisals, as of December 31, 1995, the "appraised value" (as defined in the FCSC Partnership Agreement) of all of the cable systems owned by FCSC (the "Total Systems") is $247.40 million. The Appraised Value is calculated as the average of $283.23 mil-lion, $245.29 million, and $213.67 million, the appraised values as of December 31, 1995 of all of the cable systems owned by FCSC, as set forth in the Appraisals delivered by each of Malarkey-Taylor Associates, Inc., Kane-Reece Associ-ates, Inc., and Waller Capital Corporation, respectively.

              Pursuant to the approval by the Board of Representatives of FHGLP of the exercise of the Purchase Right, on June 13, 1996 FCIG caused FCSC to enter into an Asset Purchase Agree-ment (the "Purchase Agreement") with a newly-formed affiliate of FCIG and FHGLP, Falcon Cable Systems Company II, L.P.





         ("New Falcon"), which Purchase Agreement is filed as an ex-hibit to the June 13 FCSC Report and is hereby incorporated herein by reference. The description of the Purchase Agree-ment in this Form 8-K is qualified in its entirety by the foregoing reference thereto. New Falcon is owned 99% by FH-GLP (98% as a limited partner and 1% as a general partner) and 1% by Falcon Investor Group, Ltd., as a general partner.

              The Purchase Agreement provides that, subject to the terms and conditions set forth in the Purchase Agreement, FCSC will sell to New Falcon, and New Falcon will purchase, all of FCSC's right, title and interest in the Total Systems. Pursuant to the Purchase Agreement, New Falcon will pay FCSC an amount equal to the Appraised Value of approximately $247.40 million in cash.

              Unless waived by the parties, the Purchase will not be consummated unless (i) any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Im-provements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated without the commencement or threat of any litigation to restrain the consummation of the Acquisition; (ii) no order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the Acquisition in any mate-rial respect; (iii) all consents required to be obtained in connection with the Acquisition shall have been obtained and remain in full force and effect; and (iv) the parties' representations and warranties are true and correct on the date of the Purchase Agreement and the date the Purchase is consummated.

              Pursuant to the Purchase Agreement, FCSC and New Falcon have begun the process of obtaining regulatory approvals, including those required pursuant to certain cable television system franchises, federal communications law, and the HSR Act.

              In addition, the obligations of New Falcon to consummate the Acquisition are subject to the receipt by New Falcon of financing in an amount necessary to satisfy New Falcon's ob-ligations under the Purchase Agreement. New Falcon currently intends to obtain such financing through (i) the receipt of a capital contribution from partners in New Falcon, and (ii) borrowings under a new bank credit facility (the "Facility") to be entered into by FHGLP and pursuant to which FHGLP, New Falcon and other FHGLP affiliates (together, the "Falcon Group") will borrow. FHGLP has received a commitment letter with respect to the Facility which is filed herewith as Ex-hibit 5 and is hereby incorporated herein by reference.

              On June 13, 1996, the Board of Representatives of FHGLP approved the entering into the Facility by the members of the Falcon Group. However, the Falcon Group and the lenders un-der the Facility have not yet entered into the Facility, and under the Facility, borrowing by members of the Falcon Group will be subject to certain specified conditions. Therefore,







         while it is expected that the Facility will be entered into, and as a result of the Facility, FHGLP and New Falcon are ex-pected to be able to obtain sufficient financing to consum-mate the Acquisition of the Total Systems, there can be no assurance that the Facility will be entered into or that FH-GLP and New Falcon will be able to obtain sufficient financ-ing to consummate the Acquisition.

              The Facility will be a new $750 million Bank Credit Agreement. An initial drawdown of approximately $628 mil-lion, combined with cash on hand, is anticipated to take place at the closing of the Facility to: (i) consummate the approximately $247.40 million Acquisition of the Total Sys-tems; (ii) retire the approximately $382 million of principal and accrued interest outstanding under FHGLP's current Bank Credit Agreement; and (iii) pay fees related to the Acquisi-tion and the new Bank Credit Agreement estimated to be ap-proximately $7 million.

              The Facility will provide for maximum available borrow-ings as follows: $750 million at December 31, 1996; $749 million at December 31, 1997; $748 million at December 31, 1998; $681 million at December 31, 1999; $586 million at De-cember 31, 2000; $510 million at December 31, 2001; and $414 million at December 31, 2002. The Facility will require that interest be tied to the ratio of consolidated total debt to consolidated annualized cash flow (in each case, as defined therein), and will further require that the Partnership must maintain hedging arrangements with respect to at least 50% of the outstanding borrowings thereunder. As of March 31, 1996, borrowings under the current Bank Credit Agreement bore interest at an average rate of 7.55% (including the effect of interest rate hedging transactions). FHGLP has entered into fixed interest rate hedging agreements with an aggregate no-tional amount at March 31, 1996 of $430 million, which is net of variable interest rate agreements with a notional amount of $35 million. Agreements in effect at March 31, 1996 to-taled $280 million, with the remaining $150 million scheduled to become effective as certain of the existing contracts ma-ture during 1996 and 1997. The agreements serve as a hedge against interest rate fluctuations associated with the FHGLP's variable rate debt. These agreements expire through May 27, 2000. Additionally, FCSC has entered into interest rate hedging agreements aggregating a net notional amount at March 31, 1996 of $235 million, $165 million of which are in effect at March 31, 1996. The remaining $70 million of con-tracts are scheduled to become effective as certain of the existing contracts mature during 1996 and 1997. These agree-ments expire through July 19, 1999. These contracts will be assigned to New Falcon in the Acquisition. The Facility also will contain various restrictions relating to, among other things, mergers and acquisitions, a change in control and the incurrence of additional indebtedness and also will require compliance with certain financial covenants, the principal







         covenant being restrictions on the Falcon Group's debt to cash flow ratio. Under both FHGLP's current Bank Credit Agreement and the Facility, the Falcon Group's total debt to cash flow ratio may not exceed 7.50. Under the current Bank Credit Agreement, the Falcon Group's senior debt to cash flow ratio may not exceed 5.15, and under the Facility, the Falcon Group's senior debt to cash flow ratio may not exceed 5.50. At March 31, 1996 the total debt to cash flow ratio of the Falcon Group was 6.71 and the senior debt to cash flow ratio was 4.22. The ratios computed on a pro forma basis for the Acquisition of the Total Systems are expected to be ap-proximately 6.90 and 5.10, respectively.


         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
                   FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.    Description

              1 System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Malarkey-Taylor Associates, Inc., dated April 29, 1996 (filed as Exhibit 1 to the June 13 FCSC Report and incorporated by reference).

              2 System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Kane-Reece Associates, Inc., dated April 29, 1996 (filed as Exhibit 2 to the June 13 FCSC Report and incorporated by reference).

              3 System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Waller Capi-tal Corporation (filed as Exhibit 3 to the June 13 FCSC Report and incorporated by refer-
                        ence).

              4 Asset Purchase Agreement by and between the Partnership and New Falcon, dated as of June 13, 1996 (filed as Exhibit 4 to the June 13 FCSC Report and incorporated by reference).

              5 Credit Facilities Commitment Letter dated June 5, 1996 from The First National Bank of Bos-ton, NationsBank of Texas, N.A., and Toronto-Dominion (Texas) Inc. to FHGLP.













                                   SIGNATURE

                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this re-port to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:  June 13, 1996


                                  FALCON HOLDING GROUP, L.P.

                                  By:  Falcon Holding Group, Inc.
                                       General Partner


                                  By:     /s/ Michael K. Menerey
                                       Michael K. Menerey, Secretary
                                       and Chief Financial Officer









































                                 EXHIBIT INDEX


         Exhibit No.              Description                Page No.

              1         System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Malarkey-Taylor Associ-
                        ates, Inc., dated April
                        29, 1996 (filed as Exhibit
                        1 to the June 13 FCSC Re-
                        port and incorporated by
                        reference).

              2         System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Kane-Reece Associates,
                        Inc., dated April 29, 1996
                        (filed as Exhibit 2 to the
                        June 13 FCSC Report and
                        incorporated by refer-
                        ence).

              3         System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Waller Capital Corporation
                        (filed as Exhibit 3 to the
                        June 13 FCSC Report and
                        incorporated by refer-
                        ence).

              4         Asset Purchase Agreement
                        by and between the Part-
                        nership and New Falcon,
                        dated as of June 13, 1996
                        (filed as Exhibit 4 to the
                        June 13 FCSC Report and
                        incorporated by refer-
                        ence).

              5         Credit Facilities Commit-
                        ment Letter dated June 5,
                        1996 from The First Na-
                        tional Bank of Boston,
                        NationsBank of Texas,
                        N.A., and Toronto-Dominion
                        (Texas) Inc. to FHGLP.